Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT

AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “First Amendment”) is made effective as of the 20th day of December, 2013, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), the lenders party to the Credit Facility Agreement defined below (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Facility Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Lenders and Borrower are parties to that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Borrower, Parent, the Lenders and the Administrative Agent (the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lenders agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (each such term as defined in the Credit Facility Agreement).

WHEREAS, Borrower has requested, and the Administrative Agent and the Lenders have agreed, pursuant to the terms hereof, to modify certain terms of the Credit Facility Agreement as set forth in this First Amendment.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this First Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Recitals. The Recitals are hereby incorporated into this First Amendment as a substantive part hereof.

Section 2. Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3. Amendments to Credit Facility Agreement. The Credit Facility Agreement is hereby amended as follows:

(a) Section 13.1 is hereby amended as follows:

(i) The terms “Acquisition Term Loan” and “Acquisition Term Loan Agreement” are hereby deleted in their entirety.

(ii) The term “Liquid Assets” is hereby deleted in its entirety and replaced with the following:

“Liquid Assets” means the following unrestricted and unencumbered assets owned by a Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) as of any date of determination: (a) cash, (b) Cash Equivalents, and (c) Borrower’s and, as may be applicable, WD Capital’s self-funded Mortgage Loans which are covered by binding purchase commitments from Fannie Mae, Freddie Mac, or another investor approved by the Administrative Agent in its sole discretion, and are not subject to any Liens or Negative Pledge in favor of any Person other than the Administrative Agent or pursuant to the Term Loan.

(iii) The following new definitions are hereby added in the proper alphabetical order:

“Term Loan” means collectively (a) the term loan in the original principal amount of up to One Hundred Seventy Five Million Dollars ($175,000,000.00) made by the lenders pursuant to the Term Loan Agreement, (b) any additional incremental term loans in an aggregate principal amount of up to Sixty Million Dollars ($60,000,000.00) expressly provided for in the Term Loan Agreement and (c) all existing or future payment and other obligations owing by Parent, Walker & Dunlop Multifamily, Inc., Borrower, WD Capital or any other Affiliate of Parent party to the Term Loan Agreement under (i) any secured hedge agreements or comparable arrangements and (ii) any secured cash management agreements or comparable arrangements, in each case, as contemplated by the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement, dated on or about December 20th, 2013 by and among the Parent as borrower, and Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, as from time to time amended, modified, supplemented, restated or extended.

(b) The second sentence of Section 6.16 is hereby deleted in its entirety and replaced with the following: “All of the Borrower’s Servicing Contracts relating to the Collateral hereunder and involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent fiscal years of Borrower are in full force and effect, and are unencumbered by Liens.”

(c) Section 8.2 and Section 8.14 are hereby amended by replacing each reference to “Acquisition Term Loan” contained therein with the words “Term Loan”.

Section 4. Ratification, No Novation, Effect of Modifications. Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect. Nothing in this First Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5. Amendments. This First Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6. Waiver. The Lenders shall not be deemed to have waived the exercise of any right which they hold under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by any Lender in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by any Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by any Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this First Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7. Governing Law. This First Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8. Headings. The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9. Severability. No determination by any court, governmental body or otherwise that any provision of this First Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Borrower, the Lenders, and their respective permitted successors and assigns.

Section 11. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this First Amendment under their respective seals as of the day and year first written above.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Terri Wyda
Name:	Terri Wyda
Title:	Senior Vice President
Real Estate Banking

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ John Nelson
Name:	John Nelson
Title:	Managing Director

Signature Page to First Amendment